Exhibit 10.30

MLM.2504.SUBLEASE.DFT        <LCH>

Ref:	MLM/MFF/105053-4

SUB LEASE

among

SCOTTISH ENTERPRISE

with consent ut intus

and

BIOSIL LIMITED

and

NAGOR LIMITED

Premises: Unit 127, Deerdykes View, Cumbernauld

INDEX

1.	Definitions.

2.	Grant of Sub-Lease.

3.	Rent.

4.	Rent Review.

5.	Assignation and Sub-Letting.

6.	Condition of Premises etc.

7.	Use.

8.	Head Landlords’ Consent.

9.	Head Lease.

10.	Alterations.

11.	Interest.

12.	Insurance.

13.	Appointment of Managing Agents.

14.	Irritancy.

15.	Enforcement of Rights.

16.	Removal.

17.	Notices.

18.	Tenants a Partnership.

19.	Arbitration.

20.	Expenses.

21.	Clause Headings.

22.	Unenforceable Provisions.

[Illegible]

24.	Head Landlords Rights.

25.	Guarantors.

26.	Stamp Certificate.

27.	Consent to Registration.

MLM.0704.SUBLEASE.DFT        <LCH>

SUB-LEASE

among

SCOTTISH ENTERPRISE established by the Enterprise and New Towns (Scotland) Act 1990 and having their principal place of business at 120 Bothwell Street, Glasgow (who and whose successors in the tenants’ part of the Head Lease as hereinafter defined are hereinafter called “the Head Tenants”) OF THE FIRST PART

and

BIOSIL LIMITED, incorporated in the Isle of Man (registered number 5022) and having their Registered Office at Winchester Court, Second Avenue, Onchan, Isle of Man (who and whose permitted successors in the tenants’ part of this Sub-Lease are hereinafter called “the Sub-Tenants”) OF THE SECOND PART

and

NAGOR LIMITED, incorporated in the Isle of Man and having their Registered Office at Winchester Court, Second Avenue, Onchan, Isle of Man (hereinafter called “the Guarantors”) OF THE THIRD PART

and

HIGHCROSS (CUMBERNAULD) LIMITED incorporated under the Companies Acts (registered number 2888246) and having their registered office at Twelve Sheet Street, Windsor (who and whose successors in the landlords’ part of the Head Lease are hereinafter called “the Head Landlords”) OF THE FOURTH PART

It is contracted and agreed among the Head Tenants, the Sub-Tenants, the Guarantors and the Head Landlords as follows:-

Definitions

1.	In this Sub-Lease the following words and phrases shall bear the following meanings:-

1.1	“the Head Tenants”, “the Sub-Tenants”, “the Guarantors” and the “Head Landlords” bear the meanings respectively ascribed to them in the preamble to this Sub-Lease.

1.2	“the Head Lease” means the Lease between Cumbernauld Development Corporation and Exabyte (Scotland) Limited dated 17th August (and redeclared on 16th October) and 31st October and registered in the Land Register for Scotland under Title Number DMB39761 on 27th November, all months of 1990 in respect of the premises known as 127 Deerdykes View, Westfield Industrial Area, Cumbernauld therein described, to the tenant’s part of which lease the Head Tenants now have right.

1.3	“the Premises” means the said premises let under the Head Lease.

1.4	“the Date of Entry” means Third April Nineteen hundred and ninety five.

1.5	“the Date of Termination” means Fifteenth May Two thousand and fifteen.

1.6	“the Permitted Use” means the manufacture of medical devices with ancillary research and development.

1.7	“the Rights Conferred” means all rights conferred upon the Head Tenants under the Head Lease for the use and enjoyment of the Premises .

1.8	“the Rights Reserved” means all rights reserved to the Head Landlords under the Head Lease, which rights are hereby also reserved to the Head Tenants so far as applicable.

1.9	“the Base Rate” means the Base Lending Rate from time to time of the Bank of Scotland or, in the event that the said Base Lending Rate ceases to exist, such other rate reasonably equivalent to the said Base Lending Rate as the Head Tenants may from time to time by notice specify.

4.

1.10	“the Prescribed Rate” means 4% per annum above the Base Rate.

1.11	“the Initial Rent” means THIRTY SEVEN THOUSAND ONE HUNDRED POUNDS (£37,100) STERLING per annum.

1.12	“the Review Dates” means Fifteenth May in each of the years Nineteen hundred and ninety five, Two thousand, Two thousand and five and Two thousand and ten.

1.13	“the Quarter Days” means Second February, Fifteenth May, First August and Eleventh November.

1.14	“the Head Lease Rent Review Provisions” means the provisions for the review of rent contained in Clause Third of the Head Lease.

1.15	“the Break Option Dates” means 15th May in each of the years Two thousand, Two thousand and five and Two thousand and ten.

Grant of Sub-Lease

2.	The Head Tenants hereby sub-let to the Sub-Tenants the Premises with the benefit of the Rights Conferred but subject to the Rights Reserved, for the period from the Date of Entry to the Date of Termination provided that the Sub-Tenants will be entitled to terminate this Sub-Lease on the Break Option Dates upon giving five months prior written notice to the Head-Tenants.

Rent

3.

The Sub-Tenants bind and oblige themselves to pay to the Head Tenants the Initial Rent, subject to review as aftermentioned, such rent to be paid without any retention or deduction quarterly in advance on the Quarter Days in each year beginning the first payment of the said rent at the Date of Entry and such payment shall cover the period from the Date of Entry to the Quarter Day next succeeding and the next payment being due at such Quarter Day for the quarter succeeding and so forth termly, quarterly and proportionally thereafter, with interest on each such payment as provided in Clause 11 hereof. Each rental payment shall, unless otherwise requested

5.

by the Head Tenants in writing, be made by Bankers’ Standing Order in favour of such Bank Account as the Head Tenants may direct in writing and the Sub-Tenants shall forthwith complete and deliver to the Head Tenants all appropriate Bankers’ Order forms provided by the Head Tenants for that purpose; the Sub-Tenants shall not, without the prior written consent of the Head Tenants, vary, amend or cancel any Bankers’ Order form completed by them in accordance with the foregoing provisions.

Rent Review

4.1	The rent payable hereunder shall be subject to review, in an upwards direction only, as from each Review Date.

4.2	Such reviews of rent shall be carried out in accordance with the Head Lease Rent Review Provisions, which shall be deemed to be incorporated herein but shal1 apply hereto as if, for this purpose only, the references, in the Head Lease Rent Review Provisions to “the Landlords” and “the Tenants” were references to the Head Tenants and the Sub-Tenants respectively, subject, however, to the following provisions:-

4.2.1	the rent agreed or determined at each review hereunder shall in no circumstances be less than the rent agreed or determined at the contemporaneous review under the Head Lease;

4.2.2	the reference in the Head Lease Rent Review Provisions to six months shall be deemed to be a reference to five months;

4.2.3	notwithstanding the foregoing, the Head Tenants shall permit the Sub-Tenants, should the Sub-Tenants so elect and should the Head Landlords agree, to negotiate each such review direct with the Head Landlords at the cost of the Sub-Tenants in accordance with the said provisions for review of rent in the Head Lease, with a view to agreeing or determining a single rental figure payable from such Review Date for the purpose of both the Head Lease and this Sub-Lease, subject, however, to the overriding proviso that any such rental figure so agreed or determined shall be first approved by the Head Tenants such approval not to be unreasonably withheld or delayed.

6.

4.3	In the event that by the relevant Review Date the amount of the reviewed rent has not been agreed between the Head Tenants and the Sub-Tenants or determined as aforesaid, then in respect of the period of time (hereinafter called “the said interval”) beginning with the relevant Review Date and ending on the Quarter Day immediately following the date upon which the amount of the reviewed rent is agreed or determined as aforesaid, the Sub-Tenants shall pay to the Head Tenants in manner hereinbefore provided rent at the yearly rate payable immediately before the relevant Review Date and, at the expiry of the said interval, the Sub-Tenants shall make payment to the Head Tenants forthwith upon demand of rent in respect of the said interval at a yearly rate equal to the difference between the amount of the rent payable immediately before the relevant Review Date and the reviewed rent with interest thereon at the Base Rate as if it had fallen due and payable as part of the rent due hereunder as from the relevant Review Date.

4.4	As soon as the amount of rent payable after a Review Date has been agreed or ascertained in accordance with the terms hereof, the parties hereto will at the expense of the Sub-Tenants (but only if required so to do by the Head Tenants) forthwith execute a Memorandum thereof specifying the amount of the revised rent. The Stamp Duty on the said Memorandum, dues of registration in the Books of Council and Session and the costs of obtaining three extracts thereof and if appropriate the recording dues thereof in the Register of Sasines or Land Register of Scotland shall be borne by the Sub-Tenants.

4.5	It is expressly agreed that acceptance by the Head Tenants at any time after any Review Date of (or demand by the Head Tenants at any such time for) rent at the yearly rate payable immediately before such Review Date shall not be regarded as acceptance by the Head Tenants that such rent represents the appropriate review rent in accordance with the Head Lease Rent Review Provisions of the Premises as from such Review Date or as a waiver of or personal bar on the right of the Head Tenants to set in motion at any time after the Review Date the machinery for review of rent or to collect the revised rent as and from such Review Date all as hereinbefore provided for.

7.

Assignation and Sub-Letting

5.	The Sub-Tenants are prohibited from assigning this Sub-Lease in respect of the whole or part of the Premises or from granting sub-tenancies or other rights of occupancy in respect of the whole or part of the Premises without, in any case, the prior written consent of the Head Tenants and the Head Landlords which consent shall not be unreasonably withheld or delayed in the case of assignations or sub-under-leases in respect of the whole of the Premises to a responsible and respectable assignee or sub-under-tenant, as the case may be, of sound financial standing who is demonstrably capable of fulfilling the obligations of the Sub-Tenants hereunder.

Condition of Premises etc.

6.	The Sub-Tenants accept the Premises as being in good tenantable condition and repair and satisfactory in all respects and suitable for the purpose for which they are let and bind and oblige themselves to maintain, repair, replace and renew the same during the currency of this Sub-Lease, irrespective of the cause of damage or destruction, and so to leave them at the natural expiry or earlier termination of this Sub-Lease in good and tenantable condition and repair, all to the satisfaction of the Head Tenants and in accordance with the provisions of the Head Lease.

Use

7.1	The Premises are let for the Permitted Use and for no other purpose whatsoever without the prior written consent of the Head Tenants, which consent shall not be unreasonably withheld or delayed.

7.2	Nothing contained in this Sub-Lease shall be deemed to constitute any warranty by the Head Tenants that the Premises or any part thereof are authorised for use under the Town and Country Planning (Scotland) Acts for any specific purpose.

8.

Head Landlords’ Consent

8.	Without prejudice to any other reason which may be stated by the Head Tenants, where under this Sub-Lease the consent of the Head Tenants is required or any act, matter or thing is to be done to the satisfaction of the Head Tenants, it shall be an implicit precondition thereof that the Head Landlords grant consent or express satisfaction, so far as consistent with the provisions of the Head Lease, and, in any case where the consent of the Head Tenants is not to be unreasonably withheld, such consent shall be deemed not to be unreasonably withheld if the Head Landlords withhold their consent. The Head Tenants shall take all reasonable steps to obtain the consent of the Head Landlords as soon as reasonably practicable whenever the Sub-Tenants make any application for any consent required hereunder where the consent of both the Head Tenants and the Head Landlords is needed by virtue of this Sub-Lease and the Head Lease and the Sub-Tenants will meet the whole reasonable and proper costs of both the Head Tenants and the Head Landlords in respect of same.

Head Lease

9.1	The Sub-Tenants bind themselves to implement and fulfil and to relieve the Head Tenants (but not in any way prejudicing the Head Landlords rights against the Head Tenants under the Head Lease) of the whole obligations and stipulations incumbent on the Head Tenants as tenants under the Head Lease except in so far as inconsistent with the terms hereof and except for the payment of rent due to the Head Landlords under the Head Lease. To the extent that any sums payable under the Head Lease are not paid direct by the Sub-Tenants to the Head Landlords, such sums shall be paid or reimbursed to the Head Tenants by the Sub-Tenants on demand with interest.

9.2	The Head Tenants bind themselves to pay the rent due to the Head Landlords under the Head Lease and to perform so far as the Sub-Tenants are not liable for such performance under the terms of this Sub-Lease the tenant’s obligations under the Head Lease.

9.

9.3	In respect that the Head Tenants have the option, on giving not less than three months notice (hereincalled “the Notice”) in writing to terminate the Head Lease at Whitsunday (Fifteenth May) in the years, Two thousand, Two thousand and five and Two thousand and ten, upon the Head Tenants giving the Head Landlords such notice, the Notice shall be deemed to incorporate an application to the Head Landlords for consent to assign the Head Tenants’ interest in the Head Lease to the Sub-Tenants and provided that (i) the Sub-Tenants have performed all of its obligations under the Sub-Lease to the satisfaction of the Head Landlords and the Head Tenants; and (ii) there shall be no then existing grounds for irritancy of the Sub-Lease:-

(a)	the Head Lease shall not be terminated as provided for in the Notice but the Head Tenants shall grant an Assignation of the Head Tenants’ interest in the Head Lease to the Sub-Tenants, the date of entry therein being the date of expiry of the Notice and incorporating the following variations of the Head Lease:-

(i)	an acknowledgement that the Head Lease shall not terminate at the date of expiry of the Notice but shall continue until 15th May 2015 and under deletion of all rights to terminate the Head Lease contained in Clause SECOND thereof;

(ii)	a change of user to the Permitted User under this Sub-Lease and for no other purpose whatsoever without the prior written consent of the Head Landlords, which consent shall not be unreasonably withheld or delayed;

(iii)	mutatis mutandis including the guarantee provisions in the same terms, mutatis mutandis as contained in this Sub-Lease save that all references to the Sub-Tenants shall become references to the Tenants under the Head Lease, all references to the Head Tenants shall become references to the Landlords under the Head Lease, all references to this Sub-Lease shall become references to the Head Lease and the reference to the exercise of the right to break under Clause 2 of the Sub-Lease will be deleted; and

10.

(b)	the Sub-Tenants shall grant and the Head Tenants shall accept a Renunciation of the Sub-Lease as at the date of expiry of the Notice.

(c)	the Sub-Tenants meet the Head Tenants’ and the Head Landlords whole reasonable and proper expenses incurred in connection therewith.

Alterations

10.	The Sub-Tenants shall not at any time during the currency of this Sub-Lease make any alterations or additions whether of a structural or non-structural nature to the Premises, without the prior written consent of the Head Tenants, which consent shall not be unreasonably withheld or delayed in the case of non- structural internal alterations, but subject always to the Head Tenants having the right to require reinstatement of such alterations at the expiry of the Sub-Lease.

Interest

11.	Interest at the Prescribed Rate shall be due and payable by the Sub-Tenants to the Head Tenants on each payment of rent due hereunder (whether demanded or not) and on any other sum properly due and payable hereunder, such interest to run from the due date for payment (in the case of rent) unless settled within 14 days after the due date for payment and from the date of demand (in all other cases) until payment is made unless settled within 14 days after the date of demand.

Insurance

12.	Without prejudice to the generality of the obligations incumbent on the Sub-Tenants in terms of Clause 9 hereof and without in any way limiting such obligations:-

12.1

The Sub-Tenants shall not do or suffer to be done any act, matter or thing whatsoever whereby the insurance of the Premises shall be made void or voidable in whole or in part, and in the event of default the Sub-Tenants will fully relieve and indemnify the

11.

Head Tenants against any claims, loss, costs, damages or expenses thereby incurred by the Head Tenants, including without prejudice to the foregoing generality the making good of any shortfall in insurance monies which would otherwise have been paid to the Head Tenants or the Head Landlords.

12.2	In the event that the use to which the Sub-Tenants put the Premises results in the insurance premium payable in respect of the Premises being increased above normal rates, the Sub-Tenant will, in addition to the sums payable in terms of sub-clause 12.1 hereof, pay to the Head Tenants the amount of such increase or increases in premiums.

12.3	If the Premises or any part thereof shall at any time be destroyed or so damaged as to be unfit for use by any risk covered by the insurance maintained by the Head Landlords in terms of the Head Lease, then, except to the extent that the policy or policies of insurance effected by the Head Landlords shall be vitiated or payment of the policy monies refused in consequence of any act or default of the Sub-Tenants, the rent hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable for the same period (but no longer) as the rent payable in terms of the Head Lease shall cease to be payable.

12.4	This Sub-Lease shall not be terminated by reason of the destruction in whole or in part of the Premises but shall nevertheless endure for the whole term thereof and the rent shall continue to be payable subject always to the rent abatement provisions specified in sub-clause 12.3 hereof, provided that if for any reason the Head Lease comes to an end as a result of total destruction of the Premises by an insured risk or otherwise either party may forthwith terminate this Sub-Lease.

12.5	The Sub-Tenants shall reimburse to the Head Tenants on demand all sums which the Head Tenants may expend from time to time in effecting loss of rent insurance (for not more than two years) in respect of the rent payable under this Sub-Lease.

12.

Appointment of Managing Agents

13.	The Head Tenants shall be entitled but not bound to appoint Managing Agents from time to time who shall manage the Premises in all respects and collect the rents, insurance premiums and other payments due by the Sub-Tenants hereunder. The fees, commission and outlays of the Managing Agents shall, in no circumstances exceed in any year, 1% of the annual rent payable hereunder for that year and will be paid by the Sub-Tenants on demand with interest from the date of demand until payment.

Irritancy

14.

Subject always to the terms of Section 4, 5 and 6 of the Law Reform (Miscellaneous) (Provisions) (Scotland) Act 1985 as currently existing if the said rent or other payments due hereunder or any part thereof shall be unpaid for the space of fourteen days after any of the due dates for payment thereof (whether legally demanded or not) or if default shall be made by the Sub-Tenants in the performance or observance of any of the obligations, conditions or agreements on the part of the Sub-Tenants herein contained or if a poinding of the Sub-Tenants’ or the Guarantors effects shall be executed or if the Sub-Tenants shall go into liquidation (save for a voluntary liquidation not involving insolvency for reconstruction or amalgamation) or have a receiver or administrator appointed to any of their assets or enter into a voluntary arrangement in terms of the Insolvency Act or, if the Sub-Tenants or the Guarantors being for the time being an individual or firm, shall become bankrupt or apparently insolvent, then the Head Tenants shall in any such case be entitled forthwith to terminate this Sub-Lease and the Sub-Tenants shall thereupon forfeit all right and title under this Sub-Lease which Sub-Lease shall thereupon become ipso facto void and null and that without the necessity of any declarator, process of removal or other procedure at law and the Premises shall thereupon revert to the Head Tenants who shall be entitled to enter upon possession thereof, uplift rents, eject tenants and occupiers and thereafter use, possess and enjoy the same free of all claims by the Sub-Tenants as if these presents had never been granted but without prejudice to the right of action of the Head Tenants in respect of any antecedent breach of the Sub-Tenants’

13.

obligations herein provided always that the 1iquidator or receiver or administrator or trustee (as the case may be) intimates to the Head Tenants within fourteen days of their appointment as such then (a) the Head Tenants shall first allow a liquidator or receiver or administrator or trustee of the Sub-Tenants (as the case may be) a period of six months in which to dispose of the Sub-Tenants’ interest in this Sub-Lease but only if such liquidator, receiver, administrator or trustee (as the case may be) shall personally accept full responsibility for payment of rent and performance of all other obligations on the part of the Sub-Tenants under this Sub-Lease (whether in respect of the period before or after their appointment) to the date of entry under such disposal and (b) in the case of liquidation, receivership or administration of the Guarantors the Head Tenants shall give the Sub-Tenants three months to provide such additional guarantees of performance of their obligations to the Head Tenants under this Sub-Lease as the Head Tenants shall reasonably require.

Enforcement of Rights

15.1	The Head Tenants hereby undertake, provided that the Sub-Tenants indemnify the Head Tenants against any costs reasonably incurred by or awarded against the Head Tenants in the course of fulfilment of such undertaking, on the request of the Sub-Tenants, unless such request is demonstrably unreasonable having regard to the Head Tenants’ interest in the Premises, to take all reasonable steps to enforce fulfilment by the Head Landlords of the obligations enforceable against the Head Landlords in terms of the Head Lease.

15.2	Except for the obligations as specified in sub-clause 15.1 of this clause the Head Tenants shall not have responsibility to the Sub-Tenants for the state or condition of the Premises and the Sub-Tenants hereby waive any right which it may otherwise have had at common law against the Head Tenants in respect of obligations of maintenance of the structure of the Premises.

14.

Removal

16.	At the expiration or sooner determination of this Sub-Lease the Sub-Tenants shall quietly yield up unto the Head Tenants the Premises, together with all additions and improvements made thereto in the meantime (unless the Head Tenants shall request the Sub-Tenants to remove such additions and improvements at the expense of the Sub-Tenants), and in such state and condition as shall in all respects be consistent with a full and due performance by the Sub-Tenants of their obligations contained herein and all fixtures (other than trade or tenants’ fixtures affixed by the Sub-Tenants) in or upon the Premises or which during the subsistence of this Sub-Lease may have been affixed or fastened to or upon the same and the Sub-Tenants shall make good any damage caused by the removal of any additions, erections, fixtures, fittings, plant and machinery in the nature of tenants’ or trade fixtures or fittings which the Sub-Tenants shall be entitled to remove.

Notices

17.	Any notice under this Sub-Lease shall be in writing. Any notice to the Sub-Tenants or the Guarantors shall be sufficiently served if sent by registered post or recorded delivery to or left addressed to them at their Registered Office. Any notice to the Head Tenants shall be sufficiently served if sent by registered post or recorded delivery to their Registered Office. Any notice sent by registered post or recorded delivery shall be deemed to have been duly served at the expiration of forty eight hours after the time of posting. In proving service, it shall be sufficient to prove that the envelope containing the notice was addressed to the Sub-Tenants or the Head Tenants or the Guarantors (as the case may be) in accordance with this Clause and left at or posted to the place to which it was so addressed.

Tenants a Partnership

18.

In this Sub-Lease where the Sub-Tenants are a firm or partnership the obligations of the Sub-Tenants hereunder shall be binding jointly and severally on all persons who are or become partners of the firm at any time during the period of this Sub-Lease and

15.

their respective executors and representatives whomsoever as well as on the firm and its whole stock, funds, assets and estate without the necessity of discussing them in their order and such obligations shall subsist and remain in full force and effect notwithstanding any change or changes which may take place in the firm or partnership whether by the assumption of a new partner or partners or by the retiral, bankruptcy, apparent insolvency or death of any individual partner.

Arbitration

19.	Any dispute or difference arising between the parties hereto touching the construction or implementation of this Sub-Lease shall be referred to the decision of a sole arbiter appointed by the President of the Law Society of Scotland for the time being. The decision of such arbiter (which may include a decision as to the incidence of expenses) shall be final and binding on all parties thereto both on fact and law and the arbiter shall not have the power to refer any matter to the Court in accordance with the Administration of Justice (Scotland) Act 1972.

Expenses

20.1	The Sub-Tenants will pay forthwith upon the execution of this Sub-Lease the Head Tenants legal fees reasonably and properly incurred in connection with the preparation and execution of the Missives negotiating the Sub-Lease and of the Sub-Lease of the Premises, (but expressly excluding the legal fees and other expenses of the Head Landlords), Search dues, the stamp duty on the Sub-Lease and the recording and registration dues of the Sub-Lease and of obtaining four Extracts, and any other expenses and outlays which may be reasonably and properly incurred by the Head Tenants.

20.2

The Sub-Tenants shall forthwith upon demand free and relieve the Head Tenants of all surveyors’ and solicitors’ fees and other professional charges and expenses reasonably and properly incurred by the Head Tenants and the Head Landlords in connection with any application to the Head Tenants for consent or approval in terms of this Sub-Lease (whether granted or not) or in consequence thereof and in

16.

connection with the enforcement or protection of any of the rights of the Head Tenants under this Sub-Lease, including without prejudice to the foregoing generality, the fees and expenses incurred by the Head Tenants in the preparation of a Schedule of Dilapidations at the natural expiry or prior termination of this Sub-Lease.

20.3	Where under this Sub-Lease there is provision for the Sub-Tenants to pay any fees, costs, charges, commission, remuneration, expenses or outlays, the Sub-Tenants shall also be responsible for payment of any Value Added Tax thereon, together with interest thereon from the date upon which the same are incurred until paid by the Sub-Tenants.

20.4	Without prejudice to the previous sub-paragraph, in the event that Value Added Tax shall be chargeable on the Head Tenants in respect of any supplies as defined in the Value Added Tax Act 1983 (or any statutory modification or re-enactment thereof) made to the Sub-Tenants, the Sub-Tenants shall in addition to any amounts otherwise payable, pay to the Head Tenants the amount of the Value Added Tax so chargeable.

20.5	Any rents and other sums payable under this Sub-Lease shall (notwithstanding any present or future statutory provision to the contrary) be exclusive of any Value Added Tax chargeable thereon (whether or not chargeable as a result of any change in the law and whether or not chargeable as the result of the exercise by the Head Tenants, the Sub-Tenants or the Head Tenants and the Sub-Tenants jointly of any option in respect of the charging of Value Added Tax).

Clause Headings

21.	The Clause headings do not constitute part of this Sub-Lease.

Unenforceable Provisions

22.

Each provision of this Sub-Lease shall, unless the context otherwise requires, be read and construed independently of every other provision of this Sub-Lease to the intent that, if any provision of this Sub-Lease is held to be invalid or unenforceable for any reason, then the remaining provisions of this Sub-Lease shall, to the extent that they

17.

are not held to be invalid, remain in full force and effect; and if any provision of this Sub-Lease is held to be void or unenforceable but would, if some part thereof was deleted or amended, be valid and enforceable, then such provision shall apply with such deletion or amendment as may be necessary to make it valid and enforceable.

Scots Law to Apply etc.

23.	This Sub-Lease shall be construed in accordance with the law of Scotland and the Head Tenants and the Sub-Tenants and the Guarantors, in so far as not subject to the jurisdiction of the Scottish Courts, prorogate the jurisdiction of the Court of Session in Scotland subject to the terms of any Clause providing for arbitration herein contained.

Head Landlords Rights

24.	Save for the provisions of Clause 9.3 hereof the terms of this Sub-Lease shall not affect or prejudice in any manner of way the Head Landlords rights against and the Head Tenants obligations under the Head Lease.

Guarantors

25.

In consideration of the grant of these presents, the Guarantors bind and oblige themselves as cautioners co-obligants and full debtors for and along with the Sub-Tenants in the whole of the obligations whatsoever (present and future) undertaken by or incumbent upon the Sub-Tenants under or by virtue of these presents for the period from the Date of Entry to the earliest of (a) the Date of Termination or (b) the relevant break option date pursuant to the exercise by the Sub-Tenants of their rights in Clause 2 hereof or (c) the date of entry in terms of a permitted assignation of the Sub-Tenants of their interest under this Sub-Lease. The liability hereby undertaken by the Guarantors shall be an independent obligation continuing in force while any liability or provision under these presents remains wholly or partially undischarged or unimplemented by the Sub-Tenants and further shall, notwithstanding any rule of law or of practice to the contrary subsisting, not be discharged or otherwise impaired or prejudiced by the Head Tenants releasing or giving up any obligation or remedy

18.

(present or future) for the indebtedness or liabilities of the Sub-Tenants or giving time or any other indulgence to the Sub-Tenants or otherwise modifying the terms of these presents. Furthermore, and notwithstanding any rule of law or of practice to the contrary, the release or discharge by the Head Tenants of or the giving of time by the Head Tenants to any one or more of the Guarantors shall not discharge or otherwise impair or prejudice the liability of any other of the Guarantors. If the Sub-Tenants shall go into liquidation and the Liquidator shall refuse to adopt or shall otherwise disclaim this Sub-Lease or the Sub-Tenants shall be wound up or otherwise cease to exist or if this Sub-Lease is treated as terminated prior to its natural expiry for any other reason whatsoever (other than by agreement or by the operation of Clauses 2 or 14 hereof), then and in any of such cases, if the Head Tenants shall by notice served upon the Guarantors within three months after such refusal or disclaimer or other event as aforesaid so require, the Guarantors hereby bind and oblige themselves to accept a lease of the Premises for a period commensurate with the residue which if there had been no refusal or disclaimer or other such event would have remained of the period of endurance of this Sub-Lease, at the same rent and subject to the like obligations and conditions as are contained in this Sub-Lease with the exception of this clause, the said new lease and the rights and liabilities thereunder to take effect as from the date of the said refusal or disclaimer or such other event, the Guarantors shall be responsible for the whole proper and reasonably incurred costs and expenses of the Head Landlords and the Head Tenants and their respective professional advisors in relation to such lease. Declaring always that the Guarantors shall be deemed to be released from their obligations hereunder on the date of entry under t permitted assignation by the Sub-Tenants of their interest under this Sub-Lease and when so requested the Head Tenants shall deliver a formally executed discharge (containing the consent of the Head Landlords) of the Guarantors’ liability under this Sub-Lease, the costs incurred by the Head Tenants and the Head Landlords in relation to such discharge being borne by the Guarantors.

19.

Stamp Certificate

26.	The parties hereto certify that this Sub-Lease is not a lease which gives effect to an agreement for lease as interpreted by the Inland Revenue in terns of the guidance note dated 30th June 1994 referring to Section 240 of the Finance Act 1994.

Consent to Registration

27.	The parties hereby consent to the registration hereof for preservation and execution: IN WITNESS WHEREOF

PLEASE LEAVE BLANK

/s/ Joseph Gallagher	DR	BIOSIL		[Ineligible]

/s/ John Alsop	DR/SEC			[Ineligible]

witness

/s/ John Alsop	DIR			[Ineligible]

witness

NAGOR

/s/ Mickey Cain	DR/SEC

20.